SUB-ITEM 77Q1(e):  Exhibits

ASSIGNMENT of
INVESTMENT ADVISORY CONTRACT
Federated Muni and Stock Advantage Fund
         THIS ASSIGNMENT is entered into as of January 1, 2004 by and between FEDERATED INVESTMENT MANAGEMENT COMPANY, a Delaware statutory trust ("FIMC"), and FEDERATED EQUITY MANAGEMENT COMPANY OF
PENNSYLVANIA, a Delaware statutory trust ("FEMCOPA").
         WHEREAS, FIMC, then known as Federated Management, entered into an Investment Advisory Contract dated as of December 31, 1991 and an amendment thereto dated as of June 1, 2001 with Federated Income Securities Trust, a Massachusetts business trust (the "Trust"), and an Exhibit D thereto dated September 1, 2003 making the Contract applicable to Federated Muni and Stock Advantage Fund, portfolio of the Trust (the "Fund"). Said Investment Advisory Contract as so amended, but only with respect to the aforesaid Fund, is herein referred to collectively as the "Contract".
         WHEREAS, FIMC desires to assign to FEMCOPA its rights, duties and responsibilities with under the Contract respect to the Fund named above, and FEMCOPA desires to accept such assignment from FIMC; and
         WHEREAS, the Board of Trustees of the Trust has approved the assignment of the Contract with respect to the Fund from FIMC to
FEMCOPA;
         KNOW ALL MEN BY THESE PRESENTS THAT:
         In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,
FIMC does hereby assign to FEMCOPA all of its rights, duties and responsibilities with respect to the Fund named above under the
Contract described above, and FEMCOPA does hereby accept such assignment.
         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.
FEDERATED INVESTMENT		FEDERATED EQUITY MANAGEMENT
MANAGEMENT COMPANY		COMPANY OF PENNSYLVANIA


By:  /s/ G. Andrew Bonnewell		By:  /s/ Keith M. Schappert
Name:  G. Andrew Bonnewell		Name:  Keith M. Schappert
Title:  Vice President		Title:  President